Exhibit 99

FOR IMMEDIATE RELEASE

Contact:  Kathleen M. Campbell, CFMP
Senior Vice President
15 S. Main Street
Mansfield, PA 16933
570-662-0422
570-662-8512 (fax)

LOCAL BANK EXPANDS NORTHERN TIER REAL ESTATE HOLDINGS

Mansfield, Pennsylvania - Randall E. Black, President and CEO of Citizens Financial Services, Inc., (CZFS) and First Citizens National Bank announced the recent purchase of two properties.

The first property, located on Rt 467, Main Street, LeRaysville, was purchased from the Henrietta Deats Estate on August 27, 2004 at a price of $15,000. The second property, located at 12 East Avenue in Wellsboro, was purchased from Susquehanna Energy Company on August 31, 2004 at a price of $312,000.

It is the Company’s intent that these buildings will be demolished so the properties can be used to meet future expansion needs.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Tioga, Bradford and Potter Counties. First Citizens National Bank has 15 offices located throughout these three counties.